EXHIBIT 99.3

Pulte Homes

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DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Admission Ticket

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Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 18, 2009.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message.

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 4.

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Proposal	For	Against	Abstain
1. The approval of the issuance of shares of Pulte Homes, Inc. common stock pursuant to the Agreement and Plan of Merger, dated as of April 7, 2009, by and among Pulte Homes, Inc., Pi Nevada Building Company, a wholly owned subsidiary of Pulte Homes, Inc., and Centex Corporation.	☐	☐	☐
2. The approval of an amendment to the Pulte Homes, Inc. Restated Articles of Incorporation to increase the total number of shares of common stock that Pulte Homes, Inc. is authorized to issue from 400,000,000 to 500,000,000.	☐	☐	☐
3. The approval of an amendment to the Pulte Homes, Inc. Restated Articles of Incorporation to change the corporate name of Pulte Homes, Inc. to "PulteGroup, Inc."	☐	☐	☐
4. The approval of a proposal to adjourn the special meeting, if necessary, to solicit additional proxies, if there are not sufficient votes in favor of Proposal 1 or 2.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. If shares are owned jointly, each joint owner should sign. Executors, administrators, insurers, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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Special Meeting Admission Ticket Special Meeting of Pulte Homes Shareholders [.], 2009 Upon arrival, please present this admission ticket and photo identification at the registration desk. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Pulte Homes PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PULTE HOMES, INC. SPECIAL MEETING OF SHAREHOLDERS — August 18, 2009 The undersigned authorizes each of William J. Pulte and Richard J. Dugas, Jr., with full power of substitution and resubstitution, to represent and vote the undersigned’s shares as his, her or its proxy at the special meeting of Pulte’s shareholders to be held on August 18, 2009, and at any adjournments thereof. The undersigned acknowledges receipt of the notice of the special meeting of Pulte’s shareholders and the related joint proxy statement/prospectus. The undersigned revokes any proxy or proxies previously given for such shares. The undersigned ratifies and confirms any actions that the persons holding the undersigned’s proxy, or their substitutes, by virtue of this executed card take in accordance with the proxy granted hereunder. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies. The shares represented by this proxy card will be voted in accordance with specifications made herein. If no specifications are made, this proxy will be voted FOR Proposals (1), (2) and (3). PLEASE MARK, DATE AND SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.